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Exhibit 21.1

Subsidiaries of the Registrant

Name	State of Incorporation
AspireCard.com, Inc.	Georgia
Aspire Financial Management, LLC	Georgia
Aspire Life, Inc. (1)	Nevada
Card Services, Inc.	Georgia
Cash Loan Team, LLC (2)	Georgia
CFC, LLC (3)	Nevada
CFC II, LLC (4)	Nevada
Citadel Group, Inc.	Florida
CompuCredit Acquisition Corporation	Nevada
CompuCredit Acquisition Corporation II (5)	Nevada
CompuCredit Acquisition Corporation III	Nevada
CompuCredit Acquisition Funding Corp. (5)	Nevada
CompuCredit Acquisition Funding Corp. III (5)	Nevada
CompuCredit Acquisition Funding Corp. IV (5)	Nevada
CompuCredit Funding Corp.	Nevada
CompuCredit Funding Corp. II	Nevada
CompuCredit Funding Corp. III	Nevada
CompuCredit IP Holding, LLC (1)	Nevada
CompuCredit Reinsurance Ltd. (6)	Turks and Caicos Islands
CompuCredit Services Corporation	Nevada
Embarcadero Holdings LLC	Delaware
Embarcadero LLC	Nevada
Fingerhut Receivables, Inc. (7)	Delaware
FMT Services, Inc. (7)	Nevada
Jefferson Capital Systems, LLC	Georgia
Purpose Solutions LLC (2)	Georgia
Valued Services, LLC	Georgia
Valued Services Acquisitions Company, LLC (2)	Georgia
Valued Services Financial Holdings, LLC (8)	Georgia
Valued Services Holdings, LLC (9)	Georgia
Valued Services of Arkansas, LLC (10)	Georgia
Valued Services of Colorado, LLC (10)	Georgia
Valued Services of Florida, LLC (10)	Georgia
Valued Services of Georgia, LLC (10)	Georgia
Valued Services of Kentucky, LLC (10)	Georgia
Valued Services of Ohio, LLC (10)	Georgia
Valued Services of South Carolina, LLC (10)	Georgia
Valued Services of Tennessee, LLC (10)	Georgia
Valued Services of West Virginia, LLC (10)	Georgia

(1)
The Company's sole member is CompuCredit Services Corporation.
(2)
The Company's sole member is Value Services Holdings, LLC.
(3)
The Company's sole member is CompuCredit Funding Corporation.
(4)
The Company's sole member is CompuCredit Funding Corporation II.
(5)
The Corporation is a subsidiary of CompuCredit Acquisition Corporation.
(6)
The Corporation is a subsidiary of CompuCredit Services Corporation.
(7)
The Corporation is a subsidiary of CompuCredit Acquisition Corporation III.
(8)
The Company's sole member is CompuCredit Corporation.
(9)
The Company's sole member is Value Services Financial Holdings, LLC.
(10)
The Company's sole member is Value Services Acquisitions Company, LLC.

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Subsidiaries of the Registrant